UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2010

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 Bergen Avenue, Jersey City, New Jersey	07306-4599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 333-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On April 22, 2010, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the three months ended March 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01	Regulation FD Disclosure.

The Company announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share, payable on May 28, 2010 to stockholders of record on May 14, 2010. This announcement was included as part of a press release announcing financial results for the quarter ended March 31, 2010 issued by the Company and attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

The Company will make a presentation at its 2010 Annual Meeting of Stockholders to be held at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey on Thursday, April 22, 2010, at 10:00 a.m., local time. The presentation provides an overview of the Company’s business and strategic focus and the results of its operations for the quarter ended March 31, 2010. A copy of the presentation is attached as Exhibit 99.2 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on April 22, 2010 announcing its financial results for the three months ended March 31, 2010 and the declaration of a quarterly cash dividend.

99.2	Slide presentation to be made at the Company’s 2010 Annual Meeting of Stockholders to be held on April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

Date: April 22, 2010	By:	/s/ CHRISTOPHER MARTIN
Christopher Martin,
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by the Company on April 22, 2010 announcing its financial results for the three months ended March 31, 2010 and the declaration of a quarterly cash dividend.

99.2	Slide presentation to be made at the Company’s 2010 Annual Meeting of Stockholders to be held on April 22, 2010.